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                                                                    EXHIBIT 4.5

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                           DANKA BUSINESS SYSTEMS PLC


                                      AND


                              THE BANK OF NEW YORK

                                                                   As Depositary


                                      AND


               OWNERS AND HOLDERS OF AMERICAN DEPOSITARY RECEIPTS


                  Amendment No. 3 dated as of August 16, 1994



                                       to


                  Deposit Agreement dated as of June 25, 1992


                            as previously amended by


               Amendment No. 1 dated as of February 26, 1993 and


                    Amendment No. 2 dated as of July 2, 1993




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                               DEPOSIT AGREEMENT
                                AMENDMENT NO. 3


     Amendment No. 3 dated as of August 16, 1994 to that certain Deposit Agreement dated as of June 25, 1992 as previously amended by Amendment No. 1 dated as of February 26, 1993 and Amendment No. 2 dated as of July 2, 1993 (the "Deposit Agreement") among DANKA BUSINESS SYSTEMS PLC, incorporated under the laws of the United Kingdom (the "Company"), THE BANK OF NEW YORK, a New York banking corporation (the "Depositary") and all Owners (as defined in Article I of the Deposit Agreement) and holders from time to time of American Depositary Receipts (the "Receipt" or "Receipts") issued thereunder.

                              W I T N E S S E T H:

     WHEREAS the Company wishes to change the ratio of American Depositary Shares to Shares; and

     WHEREAS the Company and the Depositary wish to amend the Deposit Agreement and the Receipts in order to reflect such change of American Depositary Share to Share ratio; and

     WHEREAS the Company and the Depositary may, pursuant to Section 6.1 of the Deposit Agreement, amend the Deposit Agreement and the Form of Receipt appearing as Exhibit A to the Deposit Agreement at any time and from time to time by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; and

     WHEREAS under Section 6.1 of the Deposit Agreement every Owner of a Receipt at the time the amendment becomes effective shall be deemed, by continuing to hold each Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby;

     NOW, THEREFORE in consideration of the premises, it is agreed by and between the parties hereto that:

     1. The Deposit Agreement be and it is hereby amended as follows:

        a. Section 1.1 of the Deposit Agreement shall read in its entirety as follows:

        The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall, effective as of August 16, 1994 represent four (4) Shares, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

     2. In furtherance of paragraph 1 above, all references in the Deposit Agreement and Exhibit A thereto (including, without limitation, in the second sentence of Exhibit A) to eight (8) Shares shall, effective as of August 16, 1994 at 9:00 a.m. (N.Y. time) be deemed to be references to four (4) Shares.

     3. Except as expressly amended or modified by this Amendment No. 3, the Deposit Agreement shall continue to be and shall remain in full force and effect.



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     4. Terms defined in the Deposit Agreement shall have the same respective meanings when used herein.

     5. This Amendment No. 3 may be executed in separate counterparts and both of said counterparts taken together shall be deemed to constitute one of the same instrument.

     IN WITNESS WHEREOF, DANKA BUSINESS SYSTEMS PLC and THE BANK OF NEW YORK, as Depositary, have duly executed this Amendment No. 3 as of August 16, 1994.


                                     DANKA BUSINESS SYSTEMS PLC


                                     By:    /S/  David C. Snell
                                        --------------------------------------
                                           Name:   David C. Snell
                                           Title:  Finance Director and Chief
                                                   Financial Officer


                                     THE BANK OF NEW YORK


                                     By:    /S/  Thomas D. Sanford
                                        --------------------------------------
                                           Name: Thomas D. Sanford
                                           Title: Vice President